UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

____________________________________________________________

Date of report (Date of earliest event reported):  August 9, 2010

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

168 Fifth Avenue, Suite 302
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KIT digital, Inc.

August 9, 2010

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2010, Joseph E. Mullin III was elected to our board of directors and appointed to be a member of the board’s audit committee.

Mr. Mullin, age 37, is currently a Portfolio Manager based in London for Millennium Global Investments Ltd., an independent, privately-owned investment management firm, where he has held several positions including Senior Analyst since October 2007.  Mr. Mullin had previously been a Research Analyst at WL Ross & Co. LLC (now part of Invesco Ltd.), an asset management firm, from April 2001 to October 2007.  Mr. Mullin began his career as a Financial Analyst in the Investment Banking Division of Goldman Sachs & Co.  Mr. Mullin holds an A.B. degree from Harvard College.

Mr. Mullin has not engaged in a related party transaction with us during the last two years, and there are no family relationships between Mr. Mullin and any of our other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: August 16, 2010	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer